UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sec. 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2002

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     Dana Corporation has a 364-day revolving credit facility which was entered into on December 19, 2001, with Citibank, N.A., as administrative agent, on behalf of itself and 14 other banks. Currently, this facility has a maximum borrowing capacity of $100 million. This facility is further described in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in Dana’s 2001 Annual Report to Shareholders and in Dana’s reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002.

     On December 9, 2002, Dana and the participating banks agreed to extend the maturity date of this 364-day facility from December 18, 2002, to February 17, 2003, so that the timing of the renewal discussions fits better with Dana’s annual financial planning cycle.

     As of December 9, 2002, no amount was outstanding under this facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dana Corporation (Registrant)

Date: December 10, 2002	By: /s/ Michael L. DeBacker Michael L. DeBacker Vice President, General Counsel and Secretary

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